Exhibit 24(b)(8.31)
SERVICES AGREEMENT
AND
FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made and entered into as of this 7th day of December, 2010 by and between ING Life Insurance and Annuity Company (“ING Life”), ING Institutional Plan
Services, LLC (“ING Institutional”), ING Financial Advisers, LLC (“ING Financial)
(collectively, “ING”), and JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual
Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust,
Undiscovered Managers Funds, and JPMorgan Value Opportunities Fund Inc. (each a “Trust”
and collectively the “Trusts”) and J.P. Morgan Investment Management Inc., Security Capital
Research & Management Incorporated (collectively, the “Advisors”). Each Trust has one or more series or classes of shares (each a “Fund” and collectively the “Fund”). The Advisors are parties to this Agreement solely for the purpose of their participation in the fee arrangement set forth in Section 5.

WHEREAS, each Trust desires to enter into a Services and Participation Agreement pursuant to which the Trust will retain ING to perform certain recordkeeping, processing and reporting services and functions with respect to transactions in shares of the Funds ("Shares")
listed on Exhibit II; and

WHEREAS, ING Life is an insurance company that issues annuity contracts to, and/or provides various recordkeeping and other administrative services to, certain plans under Sections
401, 403(b), 457 or 408 of the Internal Revenue Code of 1986, as amended (“Tax Code”), certain nonqualified deferred compensation arrangements, and custodial accounts under Section
403(b)(7) or 408 of the Tax Code (collectively, “Plans”); and

WHEREAS, ING Institutional is a limited liability company that provides various recordkeeping and other administrative services to certain Plans; and

WHEREAS, such Plans may invest in the Funds directly, or alternatively, certain of such
Plans may invest in the Funds indirectly through annuity contracts and funding agreements issued by ING Life (the “Contracts”); and

WHEREAS, ING Life has established separate accounts for all of its Variable Annuity and
Variable Life Accounts and may establish such other accounts as may be set forth in Schedule A attached hereto (the “Separate Accounts”) to serve as an investment vehicle for the Contracts; and

WHEREAS, ING Life will provide various administrative and shareholder services in connection with the investment by the Plans in the Funds or in the Contracts; and

WHEREAS, ING Financial will distribute units of the Separate Accounts that may in turn invest in the Funds.

NOW, THEREFORE, it is agreed as follows:

1.	Investment of Plan Assets.

(a) With respect to Plans that invest in the Funds directly, ING Financial represents that it is authorized under the Plans to implement the investment of Plan assets in the name of an

(b) appropriately designated nominee of each Plan (“Nominee”) in shares of investment companies or other investment vehicles specified by a sponsor, an investment adviser, an administrative committee, or other fiduciary as designated by a Plan (“Plan
Representative”) upon the direction of a Plan participant or beneficiary (“Participant”). The parties acknowledge and agree that selections of particular investment companies or other investment vehicles are made by Plan Representatives or Participants, who may change their respective selections from time to time in accordance with the terms of the Plan. As of the date of this Agreement, the parties acknowledge that the Nominee shall be ING National Trust, an
ING affiliate.

(c) With respect to Plans that invest in the Funds indirectly through the Contracts,
ING Life represents that each of the Separate Accounts is a separate account under Connecticut
Insurance law and that it has registered or will register each of the Separate Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the
Investment Company Act of 1940 (the “1940 Act”), to serve as an investment vehicle for the
Contracts. Each Contract provides for the allocation of net amounts received by ING Life to a
Separate Account for investment in the shares of one or more specified open-end management investment companies available through that Separate Account as underlying investment media.
Selection of a particular investment management company and changes therein from time to time are made by the contract owner or Participant, as applicable under a particular Contract.

2.	Omnibus Account.

The parties agree that, with respect to each Fund, up to three omnibus accounts may be maintained (the “Account” or collectively, the “Accounts”). For Plan assets directed for investment directly in the Fund, one Account held in the name of the Nominee may be maintained in connection with Plans for which ING Life shall provide various recordkeeping and other administrative services, and a second Account held in the name of the Nominee may be maintained in connection with Plans for which ING Institutional shall provide various recordkeeping and other administrative services. Alternatively, one Account held in the name of the Nominee may be maintained in connection with Plans for which both ING Life and ING
Institutional shall provide such recordkeeping and administrative services. An additional
Account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts. ING Institutional, as service agent for Plans, or
ING Life, as service agent for Plans or issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement. The parties acknowledge that the Nominee shall be ING National Trust, an ING affiliate.

3.	Services to be Performed by ING.

ING may be responsible for performing shareholder account servicing functions, which shall include without limitation:

(a) making the Funds available under the Contracts or other arrangements offered by ING;

(b)	processing Participant and contract owner (collectively, “Customer”) purchase and redemption requests for shares of the Funds (the “Shares”) and placing purchase and redemption instructions with the Funds’ transfer agent, including any designee thereof, (“Transfer Agent”) in the manner described in Section 4 of
Exhibit I hereof;
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	(c)	answering Customer inquiries regarding account status and history;

	(d)	assisting Customers in designating and changing dividend options, account designations and addresses;

	(e)	adopting and maintaining appropriate security measures for identifying Customers;

(f)	providing periodic statements showing a Customer’s account balances and, to the extent practicable, integration of such information with other Customer transactions otherwise effected with or through ING;

(g)	furnishing (either separately or on an integrated basis with other reports sent to a customer by ING) statements and confirmations of all purchases and redemption requests as may be required by agreement between ING and the Customers;

	(h)	providing subaccounting services and maintaining accurate subaccounting records regarding Shares beneficially owned by Customers;

	(i)	updating Customer records to reflect dividend payments;

(j)	transmitting proxy statements, annual and semi-annual reports, the Funds’ then current prospectuses (in each case, the “Prospectus”) and other communications from the Funds to Customers as may be required by law and by agreement between ING and the Customers; and

	(k)	providing such other related services upon which the Funds and ING may mutually agree.

ING shall provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this paragraph with respect to its Customers. ING shall exercise reasonable care in performing all such services. ING may employ ING National Trust or another affiliate or a third party to perform any accounting, administrative, reporting or other services required to enable ING National Trust to perform its functions under this Agreement.
ING will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve ING of any of its obligations under this Agreement. However, ING agrees that it remains liable to the Trust for affiliate or third party’s compliance with this Agreement, applicable regulations and requirements to the same extent as if ING itself had acted or failed to act instead of the affiliate or third party.

4.	Pricing Information, Orders, Settlement.

     (a) Funds will make or arrange to make Shares available to be purchased by the Nominee or by ING Life, as applicable, on behalf of the Accounts, at the net asset value applicable to each order; provided, however, that the Accounts meet the criteria for purchasing Shares at net asset value as described in the Prospectuses. Shares shall be purchased and redeemed on a net basis for such Plans or such Separate Accounts in such quantity and at such time determined by ING or the Nominee to correspond with investment instructions received by ING from contract

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owners, Plan Representatives or Participants. Notwithstanding the foregoing, the Funds and their distributor, in their sole discretion, reserve the right to reject any purchase request or suspend the offering of Shares at any time.

(b) Funds or their designee agree to furnish or cause to be furnished to ING Financial for each Fund: (i) confirmed net asset value information as of the close of trading (normally 4:00
p.m., East Coast time) on the New York Stock Exchange (“Close of Trading”) on each business day that the New York Stock Exchange is open for business (“Business Day”) or at such other time as the net asset value of a Fund is calculated as disclosed in the Prospectus(es) in a format that includes the Fund’s name and the change from the last calculated net asset value, (ii)
dividend and capital gains information as it arises, and (iii) in the case of funds that accrue income daily, the daily distribution rate factor. Funds or their designee shall provide or cause to be provided to ING Financial such information by 7:00 p.m., East Coast time. If the Funds or their designee is unable to provide ING such information by 7:00 p.m., East Coast time, the
Funds or their designee will communicate by phone, fax and/or e-mail with ING, as soon as reasonably practicable upon learning of such inability, regarding the estimated time such data will be available and transmitted. In such event, the Funds or their designee will continue to communicate by phone, fax and/or e-mail with ING until it has verified that the data is received by ING.

(c) ING Financial, as agent for the Funds solely for the purposes expressed herein shall receive from contract owners, Plan Representatives or Participants for acceptance as of the Close of Trading on each Business Day orders for the purchase of Shares, exchange orders, and redemption requests and redemption directions with respect to Shares held by the Nominee or by
ING Life on behalf of its Separate Accounts (“Instructions”). In addition, ING Financial shall (i)
transmit to Funds or their designee such Instructions no later than 8:00 a.m., East Coast time on the next following Business Day, and (ii) upon the Funds’ acceptance of any such Instructions, communicate such acceptance to the contract owners, Plan Representatives or Plan Participants, as appropriate (“Confirmation”). The Business Day on which such Instructions are received in proper form by ING Financial and time stamped by the Close of Trading will be the date as of which Shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions
(“Trade Date”). Instructions received in proper form by ING Financial and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. ING Financial agrees that all Instructions received by ING Financial, which will be transmitted to Funds or their designee for processing on the Business Day following Trade Date, will have been received and time stamped prior to the Close of Trading on
Trade Date.

(d) ING Financial will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account or accounts designated by Funds or their designee, as soon as possible, but in any event no later than the close of the Federal Reserve wire system on the Business Day after the Trade Date.

(e) Funds or their designee will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by ING
Financial, as soon as possible, but in any event no later than the close of the Federal Reserve wire system on the same Business Day on which such redemption orders are received by the
Funds in conformance with Section 4(c).

(f) In lieu of applicable provisions set forth in paragraphs 4(c) through 4(e) above, the

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parties may agree to execute orders and wire payments for purchases and redemptions through
National Securities Clearing Corporation’s Fund/SERV System, in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement. In addition, the parties may also provide pricing information in accordance with Exhibit I.

(g) ING agrees that neither the Funds, nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by
ING to determine whether such request is genuine or authorized by a Plan. The Funds, and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by ING, and will have no liability whatsoever for any losses, claims or damages to or against ING or any Plan, contract owner or Participant resulting from the failure of ING to transmit any such request, or from any errors contained in any request.

(h) ING certifies that it will at all times follow relevant rules, regulations and requirements in connection with the handling of orders for transactions in the Funds, including, without limitation:

(i)	Rule 22c-1(a) and other applicable rules under the Investment Company Act of
1940, as amended (the “Investment Company Act”);
(ii)	the provisions of this Agreement; and
(iii)	the Prospectuses.

(i) ING further certifies that it:

(i)	has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of relevant law and regulation with respect to late trading, market timing and abusive trading practices;

(ii)	has determined that each ING Affiliate (as defined in Section 7(g) has adopted and implemented and will monitor, on a continuous basis, its compliance with its own internal procedures reasonably designed to prevent violations of relevant law and regulation with respect to late trading, market timing and abusive trading practices;

(iii)	upon request, will provide information and further certification to the Funds or their designee to verify compliance with this Section 4; and

(iv)	will cooperate in enforcing the Funds’ market timing, late trading, and any redemption fee policies as set forth in the Prospectuses and such other policies established by the Funds from time to time.

(j) Upon Funds’ or their designee’s request, ING shall provide copies of historical records relating to transactions between the Funds and the contract owners, Plan Representatives or
Participants investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable Funds or their designee or any other designated entity, including without limitation, auditors, investment advisers, or transfer agents of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-
regulatory organization or a shareholder. ING also agrees that ING will permit Funds or their

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designee or the Funds, or any duly designated representative to have reasonable access to ING’s personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

(k) ING Financial shall assume responsibility as herein described for any loss to Funds or their designee caused by a cancellation or correction made to an Instruction by a contract owner, Plan Representative or Participant subsequent to the date as of which such Instruction has been received by ING Financial and originally relayed to Funds or their designee, and ING
Financial will immediately pay such loss to such Fund or its designee upon ING Financial’s receipt of written notification, with supporting data.

(l) In the event of any error in (i) the determination of a Fund’s daily net asset value, dividend rate or capital gains distribution rate or (ii) in the reporting of a Fund’s daily net asset value, dividend rate or capital gains distribution rate on any day (a “pricing error”), transactions effected pursuant to this Agreement shall be recalculated promptly using the correct price and adjustments and/or payments shall be made to each contract owner’s or Participant’s account consistent with such Fund’s net asset value error correction policies. To the extent any contract owner’s or Participant’s account has not been made whole for any loss arising out of such pricing error pursuant to a Fund’s policies (subject to certain de minimis losses not required to be made whole), the Funds or their distributor shall make such contract owner’s or participant’s account whole. ING Financial agrees to take such action as may be reasonably requested by the Funds or their distributor to correct the effect of a pricing error with respect to any contract owners’ or
Participants’ accounts, including without limitation, making a good faith attempt to collect any excess amounts paid out. In addition, the Funds or their distributor agree to compensate ING for its reasonable and demonstrable out of pocket costs incurred by ING in attempting to recover any excess amounts paid out and in making a contract owner’s or a Participant’s account whole, if such costs are a direct result of the Fund’s failure to provide correct net asset values, dividend or capital gains information. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a contract owner’s or a Participant’s account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected. In no case shall the Funds or their distributor be liable for any special, consequential or incidental costs or damages.

(m) Each party shall notify the other of any errors or omissions in any information, including a net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. ING Financial and Funds or their designee agree to maintain reasonable errors and omissions insurance coverage commensurate with each party’s respective responsibilities under this Agreement.

(n) Payments for Shares shall be made as specified in this Agreement. If payment for any purchase order is not received in accordance with the terms of this Agreement, the Funds reserve the right, without notice, to cancel the sale and to hold ING responsible for any loss sustained as a result thereof, including loss of profit.

(o). Issuance and transfer of each Fund’s Shares will be by book entry only. The Funds will not issue stock certificates.

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5.	Fees.

The provision of shareholder and administrative services to contract owners or to the Plans shall be the responsibility of ING Financial, ING Institutional, or ING Life and shall not be the responsibility of Funds or their designee. The Nominee, or ING Life on behalf of its Separate
Accounts, will be recognized as the sole shareholder of Shares purchased under this Agreement.
In consideration of performance of the services provided by ING hereunder the Trust will compensate ING at an annual rate of ___% as specified in Schedule B (attached) , based on the average daily net assets in Participant’s accounts per year for the A, Select and R2 Shares of the variable NAV Funds except A, Select and R2 Shares of the short term bond and index funds, as listed on Exhibit II. The Trust shall pay this fee to ING up to a maximum of $____ per
Participant Account per year. Any remainder of the fee over $____ per Participant Account per year shall be paid by the Advisors’ to the Trust(s) issuing the Shares out of the Advisor’s or
Advisors’ legitimate profits.

In consideration of performance of the services by ING hereunder the Funds will compensate
ING at an annual rate of ___% as specified in Schedule B (attached) , based on the average daily net assets in Participant’s and contract holders’ accounts per year for the A, Select and R2 Shares of the short term bond and index funds. The Funds shall pay this fee to ING up to a maximum of
$____ per Participant or contract holder account per year. Any remainder of the fee over $____
per Participant or contract holder account per year shall be paid by the relevant Advisor(s) out of the Advisor’s or Advisors’ legitimate profits.

In consideration of performance of the services by ING hereunder the Funds will compensate
ING at an annual rate of ___% as specified in Schedule B (attached) , based on the average daily net assets for the Institutional and R5 Shares of the variable NAV Funds except Institutional
Shares and R5 Shares of the short term bond and index funds. The Funds shall pay this fee to
ING up to a maximum of $____ per Participant or contract holder account per year. Any remainder of the fee over $____ per Participant or contract holder account per year shall be paid by the relevant Advisor(s) out of the Advisor’s or Advisors’ legitimate profits. No compensation shall be paid on Institutional and R5 Shares of the short term bond and index funds. ING will provide participant counts for each Omnibus Account on a quarterly basis to the Funds. Fees shall be paid quarterly in arrears as invoiced by ING Life or ING Institutional for the amount of such fees.

Rule 12b-1 fees may be paid to ING Financial Advisors, LLC pursuant to the terms of the
Mutual Fund Sales Agreement executed on April 1, 2002, as amended, between JPMorgan
Distribution Services, Inc. (“Distributor”) and ING Financial Advisors, LLC and the terms of the
Funds’ then current prospectus.

If required by a Plan or by applicable law, ING Life or ING Institutional may allocate to a Plan or to Participant accounts in a Plan all or a portion of such fees, or use fees it collects from the
Funds, Distributor or an Advisor to offset other fees payable by the Plan to ING Life or ING
Institutional. ING Life and ING Institutional acknowledge that neither the Funds nor the
Advisors are parties to such allocation and ING Life and ING Institutional represent to the Funds and the Advisors that any allocation it undertakes will be done in accordance with applicable laws.

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6.	Expenses.

The Funds or their designee shall, however, provide ING, or at ING’s request, the Plan, with such sufficient copies of relevant prospectuses for all Participants and contract owners making an initial Fund purchase as well as relevant prospectuses, prospectus supplements, periodic reports to shareholders, proxy materials and other material as shall be reasonably requested by ING to disseminate to Plan participants and contract owners who are beneficial owners of Shares. The Funds shall reimburse ING for the mailing costs, including postage, of mailing proxy materials to Plan participants and contract owners who are beneficial owners of
Shares.

7.	Termination.

This Agreement shall terminate as to the maintenance of the Account:

(a) At the option of either ING Life, ING Institutional, ING Financial or the Funds upon one hundred twenty (120) days advance written notice to the other parties or such shorter notice period as the parties may agree;

(b) At the option of ING Life, ING Institutional, or ING Financial, if shares of the Funds are not available for any reason to meet the investment requirements of the Contracts or the
Plans; provided, however, that prompt advance notice of election to terminate shall be furnished by the terminating entity;

(c) At the option of either ING Financial or the Funds, upon institution of formal disciplinary or investigative proceedings against ING Financial or the Funds by the Financial
Industry Regulatory Authority (“FINRA”), the Securities and Exchange Commission (“SEC”),
or any other regulatory body;

(d) At the option of the Funds, if the Funds shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this Agreement;

(e) At the option of ING, upon termination of the management agreement between the
Fund and its investment adviser; written notice of such termination shall be promptly furnished to ING;

(f) Upon the determination of ING Life to substitute for the Fund’s shares the shares of another investment company in accordance with the terms of the applicable Contracts. ING Life will give 60 days’ written notice to the Funds of any decision to replace the Fund’s shares;

(g) Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; provided, however, that ING Financial, ING Institutional, and
ING Life may assign or delegate, without consent of Distributor, their respective duties and responsibilities under this Agreement to any of their affiliates (“ING Affiliate”), and provided, further, that ING Financial, ING Institutional, or ING Life may enter into subcontracts with unaffiliated broker dealers for the selling of Funds to eligible Plans without consent of the Funds
(“ING Designees”) as long as ING Financial, ING Institutional, or ING Life as appropriate shall be liable to the Funds for each ING Affiliate’s or ING Designee’s compliance with applicable regulations, requirements, this Agreement and the Mutual Fund Sales Agreement between and

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JPMorgan Distribution Services, Inc. to the same extent as if ING Financial, ING Institutional, or ING Life itself had acted or failed to act instead of the ING Affiliate or ING Designees; or

(h) If the Fund’s shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the Contracts or the Plans; provided, however, that prompt notice shall be given by any party should such situation occur.

8.	Continuation of Agreement.

Termination of this Agreement with respect to any one Fund will not cause the
Agreement’s termination with respect to any other Fund.

9.	Advertising and Related Materials.

(a) Advertising and literature with respect to the Funds prepared by ING Financial, ING
Institutional, or ING Life or its agents for use in marketing shares of the Funds to contract owners or Plans (except any material that simply lists the Funds’ names) shall be submitted to the Funds or their designee for review and approval before such material is used with the general public or any contract owner, Plan, Plan Representative, or Participant. The Funds or their designee shall advise the submitting party in writing within three (3) Business Days of receipt of standard quarterly Fund profiles of its approval or disapproval of the use of such profiles.
Additionally, with respect to all other marketing materials, Funds shall advise the submitting party in writing within seven (7) Business Days of receipt of such materials of its approval or disapproval of their use. However, except as provided in Section 9 (c) below, the Funds’
portfolio holdings will only be released in accordance with the Funds’ portfolio holdings disclosure policy.

(b) The Funds or their designee will provide to ING at least one complete copy of all prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities.

(c) The Funds will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly (i) summary portfolio information that is not subject to the
Funds’ portfolio holdings disclosure policy within seven calendar days following the end of each quarter and (ii) a list of the Funds’ top ten holdings one day after such holdings have been posted to the Funds’ website. In accordance with the Funds’ portfolio holdings disclosure policy, the
Funds’ top ten holdings are generally posted to the Funds’ website no earlier than ten (10) days after the end of each month or quarter.

Notwithstanding the foregoing, if ING and J.P. Morgan Investment Management Inc. are parties to an agreement with respect to the confidentiality of the Funds’ portfolio holdings information, the Funds may provide ING at least quarterly with a list of the Funds’ top ten holdings within seven calendar days following the end of each quarter. This list of the Funds’ top ten holdings shall be used by ING only for the purpose of updating its Fund profiles, which will not be issued until at least 11 days after month end.

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10.	Proxy Voting.

ING or the Nominee will distribute to contract owners, Plan Representatives or
Participants all proxy materials furnished by the Funds or their designees for the Funds. ING and the Nominee shall not oppose or interfere with the solicitation of proxies for Fund shares held for such beneficial owners.

11.	Indemnification.

(a) ING agrees to indemnify and hold harmless the Funds and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or their investment adviser within the meaning of the Securities Act of 1933 (“1933 Act”) against any losses, claims, damages or liabilities to which the Funds or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) directly result from the provision of services by ING under this
Agreement, or (ii) result from a breach of a material provision of this Agreement. ING will reimburse any legal or other expenses reasonably incurred by the Funds or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ING will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the negligence or willful misconduct of the Funds or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

(b) Each Fund, severally and not jointly, agrees to indemnify and hold harmless each of
ING Financial, ING Life and ING Institutional, the Nominee and each of their directors, officers, employees, agents and each person, if any, who controls ING Financial, ING Life, ING
Institutional and the Nominee within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which ING Financial, ING Life, ING Institutional, the Nominee, or any
such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Funds or arise out of, or are based upon, the omission to state a material fact that is necessary to make the statements therein not misleading or (ii) result from a breach of a material provision of this Agreement. The Funds will reimburse any legal or other expenses reasonably incurred by ING Financial, ING Life, ING Institutional, the Nominee, or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Funds will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the negligence or willful misconduct of ING Financial,
ING Life, ING Institutional, or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

(c) Neither ING nor the Funds will be liable for special, consequential or incidental damages.

(d) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability

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that it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party may not settle any action without the written consent of the indemnified party unless such settlement completely and finally releases the indemnified party from any and all liability. Except with the prior written consent of the indemnifying party, the indemnified party may not confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify.

This section shall survive after termination of this agreement.

12.	Representations and Warranties.

(a) Representations of ING Life. ING Life represents and warrants:

(i) that it (1) is a life insurance company organized under the laws of the State of
Connecticut, (2) is in good standing in that jurisdiction, (3) is and will continue to be in material compliance with all applicable federal and state insurance laws and will disclose its receipt of fees hereunder to contract owners and Participants (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations,
(4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

(b) Representations of ING Institutional. ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is and will continue to be in material compliance with all applicable federal and state laws and will disclose its receipt of fees hereunder to contract owners and Participants as required by applicable law (and, if required, will obtain their consent to such receipt) (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

(c) Representations of ING Financial. ING Financial represents and warrants:

11

(i) that it (1) is a member in good standing of the FINRA, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement;

(ii) that it (1) is a limited liability company duly organized under the laws of the
State of Delaware , (2) is in good standing in that jurisdiction, (3) is and will continue to be in material compliance with all applicable federal, state and securities laws and will disclose its receipt of fees hereunder to contract owners and Participants as required by applicable law (and, if required, will obtain their consent to such receipt), (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement;

(iii) that it is authorized under the Plans to make available investments of Plan assets in the name of the Nominee of each Plan or in the name of ING Life in shares of investment companies or other investment vehicles specified by Plan Representatives or Participants.

(d) Representations of ING Life, ING Institutional, and ING Financial. ING Life, ING
Institutional, and ING Financial each represents and warrants:

(i) To the extent Shares are purchased by contract holders or Participants through a defined contribution plan subject to Title I of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA") (an "ERISA Plan”), the general terms of the arrangements provided for in this Agreement will be disclosed to the ERISA Plan(s)
through their representatives;

(ii) Either (a) it is not a "fiduciary" with respect to the provision of the services contemplated herein to any ERISA Plan(s) as such term is defined in Section
3(21) of ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended
(the “Code”); or (b) its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any ERISA Plan(s) will not constitute a non-exempt
"prohibited transaction" as such term is defined in Section 406 of ERISA and
Section 4975 of the Code;

(iii) That it will not, without the written consent of the Funds, make representations concerning shares of the Funds except those contained in the then-current prospectus and in the current printed sales literature approved by the Funds.

(c) Representations of the Funds. Each Fund represents and warrants:

(i) that it (1) is duly organized under the laws of a state of the United States, (2) is in good standing in such jurisdiction, (3) is and will continue to be in material compliance with all applicable federal, state and securities laws, and (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

12

(c) Representations of the Funds. Each Fund represents and warrants:

(ii) that its Shares are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States and all applicable federal, state, and securities laws; that the it amends its registration statements under the 1933 Act and the
1940 Act from time to time as required or in order to effect the continuous offering of its
Shares; and that it has registered and qualified its Shares for sale in accordance with the laws of each jurisdiction where it is required to do so;

(iii) that it is currently qualified as a regulated investment company under
Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that it or its designee will notify ING Financial and ING Life immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not qualify in the future.

13.	Privacy

All information, including “nonpublic personal information” as that term in defined in
Regulation S-P, relating to shareholders of the Funds who are contract holders or Participants is and shall remain the sole property of the Funds and ING and shall not be disclosed to or used by the Funds, the ING, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P.
Notwithstanding the foregoing, this Section 13 shall not prohibit ING, the Funds, or any of their affiliates from utilizing the names of contract holders or Participants, for any purpose if the names are obtained in any manner other than from ING pursuant to this Agreement.

If applicable, ING will deliver the Funds’ privacy policy as required by Regulation S-P, at the Fund’s expense.

14.	Anti-Money Laundering.

Each of the Funds and ING represents that it has established an Anti-Money Laundering
Program ("AML Program") that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the i) verification of the identity of its customers and the source of its customers’ funds, and ii) reporting of any suspicious transactions in a customer’s account. Each party agrees to cooperate with each other to satisfy each other’s AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the
AML regulations. ING will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds with any requested information about the contract holders or the Participants and the Accounts in the event that the Funds and/or their distributor shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

15.	Force Majeure.

Neither ING nor the Funds nor their respective affiliates shall be liable to the other for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable

13

control, provided that such party has exercised such reasonable diligence as the circumstances require.

16.	Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of Connecticut to the extent such law is not superseded by federal law without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

17.	Miscellaneous.

(a) Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b) Restrictions on “Excessive Trading.” Certain of the Funds have adopted policies designed to prevent frequent purchases and redemptions of the Shares in quantities great enough to disrupt orderly management of the corresponding Fund’s investment portfolio. ING
Life and ING Institutional each has adopted its own excessive trading policy which is attached as
Exhibit III (the “Policy”). ING Life and ING Institutional do not monitor trading in fund shares on behalf of, or in accordance with disclosed policies of, any fund groups; however, ING Life and ING Institutional each monitor individual Participant and Contract owner trading in accordance with its Policy. ING Life and ING Institutional will each use its best efforts, and shall reasonably cooperate with the Funds, will execute any instructions from the Funds or their designee to restrict or prohibit further purchases or exchanges of Fund shares by an individual
Participant or Contract owner who has been identified by the Funds as having engaged in transactions in Fund shares that violate market timing policies established by the Funds. The parties shall use their best efforts, and shall reasonably cooperate with each other to prevent future market timing and frequent trading. Additionally, the parties entered into a separate shareholder information agreement on April 16, 2007 effective October 16, 2007 in which ING
Life and ING Institutional each agrees to provide to the Funds certain shareholder identity and transaction information upon the Fund’s request. ING Life and ING Institutional each agrees to continue to monitor and deter excessive trading in the Funds which are available to Plans directly or through ING Life’s variable products in accordance with the Policy which is attached to and made part of said shareholder information agreement.

(c) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

14

To ING Financial/ING:

ING Financial Advisers, LLC/ING Life Insurance and Annuity Company/ING
Institutional
One Orange Way, C1S Windsor, CT 06095-4774 Attention: Jacqueline Salamon, Legal (860) 580-2831

To the Funds:
JPMorgan Funds c/o JPMorgan Distribution Services, Inc. 1111 Polaris Parkway Columbus, Ohio 43240 Attention: Contract Administration

Any notice, demand or other communication given in a manner prescribed in this Subsection (d) shall be deemed to have been delivered on receipt.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(f) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(g) Entire Agreement. This Agreement including any Exhibits attached hereto and apart hereof, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understandings relating to such subject matter.

19.	Limitation of Liability of the Trustees and Shareholders.

The names “JPMorgan Trust I,” JPMorgan Trust II,” “Undiscovered Managers Funds”, J.P.
Morgan Mutual Fund Group”, or JPMorgan Mutual Fund Investment Trust refer respectively to the Trusts. The obligations of each Trust (or the particular Fund thereof) entered into in the name or on behalf thereof by any Trustee, representative or agent of the Trust are made not individually, but in such capacities, and such obligations of each Trust (or the particular Fund thereof) are not binding upon any Trustee, shareholder or representative of that Trust personally, but bind only the assets of the applicable Trust (or the particular Fund thereof), and all persons dealing with that Trust (or particular Fund thereof) must look solely to the assets of the Trust (or the particular Fund thereof) for the enforcement of any claims against the Trust (or the particular
Fund).

15

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

ING LIFE INSURANCE AND ANNUITY		ING INSTITUTIONAL PLAN
SERVICES, LLC
COMPANY

By	/s/ Lisa S. Gilarde	By: /s/ Michelle Sheiowitz, Attorney in Fact
Name: Lisa S. Gilarde		Name: Michelle Sheiowitz, Attorney in Fact
Title:	Vice President	Title: Vice President

ING FINANCIAL ADVISERS, LLC		JPMorgan Value Opportunities Fund Inc.

By	/s/ David Kelsey	By:	/s/ Susan S. Montgomery
Name: David Kelsey		Name:	Susan S. Montgomery
Title: COO/VP		Date:	12/15/10

JP Morgan Trust I JP Morgan Trust II J.P. Morgan Fleming Mutual Fund Group, Inc.
Security Capital Research &
Management Inc.
J.P. Morgan Mutual Fund Group J.P. Morgan Mutual Fund Investment Trust
		By:	/s/ Scott E. Richter
Undiscovered Managers Funds		Name:	Scott E. Richter
By:	/s/ J. House	Title:	Secretary
Name:	Jeffrey D. House	Date:	12/15/10
Title:	Assistant Treasurer
Date:	12/14/10

J.P. Morgan Investment Management Inc.

By:	/s/ Gary J. Madich
Name:	Gary J. Madich
Title:	Managing Director
Date:	12/14/10

16

Schedule A

For any additional separate accounts

Variable Annuity Account B of ING Life Insurance and Annuity Company
Variable Annuity Account C of ING Life Insurance and Annuity Company
Variable Annuity Account I of ING Life Insurance and Annuity Company
Separate Account D of ING Life Insurance and Annuity Company
Variable Annuity Account F of ING Life Insurance and Annuity Company

17

Schedule B
Servicing Fees, 12b-1 Fees* and Participant Recordkeeping Fees

As compensation for the services rendered by ING under the Agreement, the Funds shall pay the following fees to ING:

18

Share Class	Participant Recordkeeping	Additional Compensation	12b-1 Fees	Total Fee
A (except short term bond	__bps up to	Over $____	__ bps	__ bps paid by
and index funds)	$____ paid by	paid by	paid by	Funds/Advisors/Distributor
	Funds	Advisor(s)	Distributor	based upon average daily
net assets
A (short term bond and	__bps up to	Over $____	__ bps	__ bps paid by
index funds	$____ paid by	paid by	paid by	Funds/Advisors/Distributor
	Funds	Advisor(s)	Distributor	based upon average daily net
assets
R2 (except short term	__bps up to	Over $____	__ bps	__ bps paid by
bond and index funds)	$____ paid by	paid by	paid by	Funds/Advisors/Distributor
	Funds	Advisor(s)	Distributor	based upon average daily net
assets
R2 (short term bond and	__bps up to	Over $____	__ bps	__ bps paid by
index funds	$____ paid by	paid by	paid by	Funds/Advisors/Distributor
	Funds	Advisor(s)	Distributor	based upon average daily net
assets
SELECT (except short	__bps up to	Over $____	N/A	__ bps paid by
term bond and index	$____ paid by	paid by		Funds/Advisors based upon
funds	Funds	Advisor(s)		average daily net assets
SELECT (short term bond	__bps up to	Over $____	N/A	__ bps paid by
and index funds	$____ paid by	paid by		Funds/Advisors based upon
	Funds	Advisor(s)		average daily net assets
INSTITUTIONAL(except	__bps up to	Over $____	N/A	__ bps paid by
short term bond and index	$____ paid by	paid by		Funds/Advisors based upon
funds)	Funds	Advisor(s)		average daily net assets
INSTITUTIONAL(short	_bps	_bps	N/A	_bps
term bond and index
funds)
R5 (except short term	__bps up to	Over $____	N/A	__ bps paid by
bond and index funds)	$____ paid by	paid by		Funds/Advisors based upon
	Funds	Advisor(s)		average daily net assets
R5 (short term bond and	_bps	_bps	N/A	_bps
index funds)
R6	_bps	_bps	N/A	_bps

* Rule 12b-1 fees may be paid to ING Financial Advisors, LLC pursuant to the terms of the Mutual Fund Sales
Agreement executed on April 1, 2002, as amended, between JPMorgan Distribution Services, Inc. and ING
Financial Advisors, LLC and the terms of the Funds’ then current prospectus.

19

EXHIBIT I To SERVICES AGREEMENT AND FUND PARTICIPATION AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation’s Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1. As provided in Section 4 of the Services Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation (“NSCC”) and its subsidiary systems as follows:

(a)	The Funds will furnish to ING Financial or its affiliate through NSCC’s Mutual Fund Profile
System (“MFPS”) as well as via fax directly to ING at 860-580-0413 (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund’s ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to ING Financial or its affiliate by 7:00 p.m. Eastern
Time on each business day that the Fund is open for business (each a “Business Day”). If the
Funds or their designee is unable to provide ING such information by 7:00 p.m., East Coast time, the Funds or their designee will communicate by phone, fax and/or e-mail with ING, as soon as reasonably practicable upon learning of such inability, regarding the estimated time such data will be available and transmitted. In such event, the Funds or their designee will continue to communicate by phone, fax and/or e-mail with ING until it has verified that the data is received by ING. Changes in pricing information will be communicated to both
NSCC and ING Financial or its affiliate.

(b)	Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (“Close of Trading”) on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of
Shares, ING Financial or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by ING Financial or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual Fund Settlement, Entry and
Registration Verification System (“Fund/SERV”) by 5:00 a.m. Eastern Time on the next
Business Day. Subject to ING Financial’s or its affiliate’s compliance with the foregoing,
ING Financial or its affiliate will be considered the agent of the Funds, and the Business Day on which Instructions are received by ING Financial or its affiliate in proper form prior to the
Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by ING Financial or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund’s then current prospectuses.

20

(c)	ING Financial or its affiliate will wire payment for net purchase orders by the Fund’s NSCC
Firm Number, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate no later than 5:00 p.m. Eastern time on the same Business
Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d)	NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate, by 5:00 p.m.
Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund’s prospectus and statement of additional information.

(e)	With respect to (c) or (d) above, if the Funds or their designee do not send a confirmation of
ING Financial’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)	If on any day ING Financial or its affiliate or the Funds is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to the Funds or to
ING Financial or its affiliate, as applicable, as is otherwise provided in Section 4 of the
Agreement.

(g)	These procedures are subject to any additional terms in each Fund’s prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. ING Financial or its affiliate, the Funds or their distributor and clearing agents (if applicable)
are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the
Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

21

EXHIBIT II To

SERVICES AGREEMENT AND FUND PARTICIPATION AGREEMENT

Funds

A, Select, R2, R5, R6 and Institutional Shares of the variable NAV funds of the Trusts listed below:

JPMORGAN TRUST I
JPMORGAN TRUST II,
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
J.P. MORGAN MUTUAL FUND GROUP
J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
UNDISCOVERED MANAGERS FUNDS
JPMORGAN VALUE OPPORTUNITIES FUND INC.

22

EXHIBIT III

ING Excessive Trading Policy (the “Policy”) as of October 16, 2007

The ING family of companies (“ING”), as providers of multi-fund variable insurance and retirement products, has adopted this Excessive Trading Policy to respond to the demands of the various fund families which make their funds available through our variable insurance and retirement products to restrict excessive fund trading activity and to ensure compliance with
Section 22c-2 of the Investment Company Act of 1940, as amended. ING’s current definition of
Excessive Trading and our policy with respect to such trading activity is outlined below.

1.	ING actively monitors fund transfer and reallocation activity within its variable insurance and retirement products to identify Excessive Trading.

ING currently defines Excessive Trading as:
a.	More than one purchase and sale of the same fund (including money market funds)
within a 60 calendar day period (hereinafter, a purchase and sale of the same fund is referred to as a “round-trip”). This means two or more round-trips involving the same fund within a 60 calendar day period would meet ING’s definition of Excessive
Trading; or
	b.	Six round-trips within a twelve month period.

The following transactions are excluded when determining whether trading activity is excessive:
	a.	Purchases or sales of shares related to non-fund transfers (for example, new purchase payments, withdrawals and loans);
	b.	Transfers associated with scheduled dollar cost averaging, scheduled rebalancing or scheduled asset allocation programs;
	c.	Purchases and sales of fund shares in the amount of $_____ or less;
	d.	Purchases and sales of funds that affirmatively permit short-term trading in their fund shares, and movement between such funds and a money market fund; and
	e.	Transactions initiated by a member of the ING family of insurance companies.

2.	If ING determines that an individual has made a purchase of a fund within 60 days of a prior round-trip involving the same fund, ING will send them a letter warning that another sale of that same fund within 60 days of the beginning of the prior round-trip will be deemed to be
Excessive Trading and result in a six month suspension of their ability to initiate fund transfers or reallocations through the Internet, facsimile, Voice Response Unit (VRU), telephone calls to the ING Customer Service Center, or other electronic trading medium that
ING may make available from time to time (“Electronic Trading Privileges”). Likewise, if
ING determines that an individual has made five round-trips within a twelve month period,
ING will send them a letter warning that another purchase and sale of that same fund within twelve months of the initial purchase in the first round-trip in the prior twelve month period will be deemed to be Excessive Trading and result in a six month suspension of their
Electronic Trading Privileges. According to the needs of the various business units, a copy of the warning letters may also be sent, as applicable, to the person(s) or entity authorized to initiate fund transfers or reallocations, the agent/registered representative or investment adviser for that individual. A copy of the warning letters and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the trading activity.

23

3.	If ING determines that an individual has used one or more of its products to engage in
Excessive Trading, ING will send a second letter to the individual. This letter will state that the individual’s Electronic Trading Privileges have been suspended for a period of six months. Consequently, all fund transfers or reallocations, not just those which involve the fund whose shares were involved in the Excessive Trading activity, will then have to be initiated by providing written instructions to ING via regular U.S. mail. During the six month suspension period, electronic “inquiry only” privileges
will be permitted where and when possible. A copy of the letter restricting future transfer and reallocation activity to regular U.S. mail and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the Excessive Trading activity.

4.	Following the six month suspension period during which no additional Excessive Trading is identified, Electronic Trading Privileges may again be restored. ING will continue to monitor the fund transfer and reallocation activity, and any future Excessive Trading will result in an indefinite suspension of the Electronic Trading Privileges. Excessive Trading
activity during the six month suspension period will also result in an indefinite suspension of the Electronic Trading Privileges.

5.	ING reserves the right to limit fund trading or reallocation privileges with respect to any individual, with or without prior notice, if ING determines that the individual’s trading activity is disruptive, regardless of whether the individual’s trading activity falls within the definition of Excessive Trading set forth above. Also, ING’s failure to send or an individual’s failure to receive any warning letter or other notice contemplated under this
Policy will not prevent ING from suspending that individual’s Electronic Trading Privileges or taking any other action provided for in this Policy.

6.	Each fund available through ING’s variable insurance and retirement products, either by prospectus or stated policy, has adopted or may adopt its own excessive/frequent trading policy. ING reserves the right, without prior notice, to implement restrictions and/or block future purchases of a fund by an individual who the fund has identified as violating its excessive/frequent trading policy. All such restrictions and/or blocking of future fund purchases will be done in accordance with the directions ING receives from the fund.